UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) June 3, 2026
AXALTA COATING SYSTEMS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 Constitution Avenue, Philadelphia, Pennsylvania 19112
(Address of principal executive offices)    (Zip Code)

(855) 547-1461
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Common Shares, $1.00 par value	AXTA	New York Stock Exchange
(Title of class)	(Trading symbol)	(Exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2026 Annual General Meeting of Members (“AGM”) of Axalta Coating Systems Ltd. (“Axalta”) was held on June 3, 2026. The matters that were voted upon by Axalta’s members at the AGM and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each such matter, as applicable, are set forth below.

At the AGM, Axalta’s members: (i) elected nine directors, each for a term expiring at Axalta’s 2027 Annual General Meeting of Members (the “2027 AGM”); (ii) approved the appointment of PricewaterhouseCoopers LLP as Axalta’s independent registered public accounting firm and auditor until the conclusion of the 2027 AGM and the delegation of authority to Axalta’s Board of Directors, acting through the Audit Committee, to set the terms and remuneration thereof; and (iii) approved the compensation of Axalta’s named executive officers (“Say on Pay”) for 2025.

Election of Nine Directors:

Name	Votes For	Votes Withheld	Broker-Non-Votes

Jan A. Bertsch	175,398,682	2,476,369	5,087,439
William M. Cook	174,519,296	3,355,755	5,087,439
Tyrone M. Jordan	168,990,869	8,884,182	5,087,439
Deborah J. Kissire	174,557,043	3,318,008	5,087,439
Rakesh Sachdev	172,104,009	5,771,042	5,087,439
Samuel L. Smolik	176,344,625	1,530,425	5,087,439
Kevin M. Stein	176,832,476	1,042,574	5,087,439
Chris Villavarayan	177,247,432	627,618	5,087,439
Mary S. Zappone	176,084,028	1,791,022	5,087,439

Appointment of PricewaterhouseCoopers LLP:
Votes For	Votes Against	Abstentions

178,516,805	4,352,198	93,487

Say on Pay for 2025:
Votes For	Votes Against	Broker Non-Votes	Abstentions

175,746,487	2,013,619	5,087,439	114,945

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date:	June 4, 2026	By:	/s/ Alex Tablin-Wolf
Alex Tablin-Wolf
Senior Vice President, General Counsel and Corporate Secretary